EXHIBIT (23.2.2)

          Consent of independent certified public accountants (Winter,
                         Scheifley & Associates, P.C.).



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of DCC Compact Classics, Inc. of our report dated February 22, 1996, relating to the financial statements of DCC Compact Classics, Inc. as of December 31, 1995.




                                        /s/Winter, Scheifley & Associates, P.C.
                                        ---------------------------------------
                                        Winter, Scheifley & Associates, P.C.
                                        Certified Public Accountants



July 8, 1996
Englewood, Colorado